UNITED STATES

SECURITY AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

Endo International plc

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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SUPPLEMENT TO THE PROXY STATEMENT

FOR THE 2016 ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 9, 2016

The following information supplements and amends the amended and restated proxy statement (the Proxy Statement) of Endo International plc (the Company) furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for the 2016 Annual General Meeting of Shareholders and for any adjournment or postponement thereof (the Annual Meeting). The Annual Meeting is scheduled to be held on June 9, 2016, at 8:00 a.m. local time, at First Floor, Minerva House, Simmonscourt Road, Ballsbridge, Dublin 4, Ireland. This supplement to the Proxy Statement (this Supplement) is being filed with the U.S. Securities and Exchange Commission on May 27, 2016. Capitalized terms used in this Supplement and not otherwise defined have the meaning given to such terms in the Proxy Statement.

THE PROXY STATEMENT CONTAINS IMPORTANT ADDITIONAL INFORMATION AND

THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY

STATEMENT.

The sole purpose of this Supplement is to include information that was unintentionally omitted from “Review and Approval of Transactions with Related Persons” on page 9 of the Proxy Statement. If you have already voted, you may vote again through the Internet by using the same procedures (in which case your later submitted vote will be recorded and your earlier vote will be revoked), by returning an executed proxy card by mail or by attending the meeting and voting in person.

The information in the following paragraph updates or supplements the information in the specific paragraphs of the section titled “Review and Approval of Transactions with Related Persons” on page 9 of the Proxy Statement, and is inserted at the end thereof.

Robert Campanelli is the Executive Director, Strategic Operations at Par Pharmaceutical, Inc., a subsidiary of the Company. Mr. Campanelli joined Par Pharmaceutical Inc. in 2003 as a senior product manager and has worked in ascending areas of responsibility since that time. He is the brother of Paul Campanelli, President, Par Pharmaceutical, an executive officer of the Company. In 2015, Robert Campanelli received $379,750 in total compensation, of which $204,705 was salary, $67,616 was an annual bonus, $25,000 was a special bonus paid in connection with the closing of the Par Pharmaceutical acquisition by the Company, $81,929 was an initial grant in the Company’s long-term incentive equity plan and $500 was a gym membership.